Exhibit 10.2

                                 AMENDMENT NO. 1
                                       TO
                             NOTE PURCHASE AGREEMENT



           THIS AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT, dated as of March 15, 1999 (this "Agreement"), among USN COMMUNICATIONS, INC., a Delaware corporation (the "Company"), MERRILL LYNCH GLOBAL ALLOCATION FUND, INC. ("MLGAF") and CORECOMM LIMITED ("CoreComm"; Merrill Lynch and CoreComm are individually referred to as a "Purchaser" and collectively as the "Purchasers").

                            W I T N E S S E T H:

           WHEREAS, the Company and the Purchasers are parties to the Note Purchase Agreement, dated as of February 23, 1999 (the "Existing Note Agreement"); and

           WHEREAS, the Company has requested that, as of the Effective Date, the Existing Note Agreement be amended as herein provided; and

           WHEREAS, the Purchasers are willing, subject to the terms and conditions hereinafter set forth, to make such amendment as of the Effective Date;

           NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

        Section 1.1 Certain Definitions. The following terms (whether or not underscored) when used in this Agreement shall have the following meanings:

        "Agreement" is defined in the preamble.

        "Amended Note Agreement" means the Existing Note Agreement as amended by this Agreement as of the Effective Date.

        "Company" is defined in the preamble.

        "CoreComm" is defined in the preamble.

        "Effective Date" is defined in Section 4.1.

        "Existing Note Agreement" is defined in the first recital.

        "MLGAF" is defined in the preamble.

        "Purchasers" is defined in the preamble.

        Section 1.2 Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Note Agreement.


                                  ARTICLE II

                                  AMENDMENTS

        Effective on (and subject to the occurrence of) the Effective Date, the Existing Note Agreement is amended as follows:

        Section 2.1 Amendments to Sections 3.2 and 11.1(l). The (a) fourth line of Section 3.2 is amended by deleting reference to "March 15, 1999" and inserting in lieu thereof "March 22, 1999" and (b) the second line of Section 11.1(l) of the Existing Note Agreement is amended by deleting reference to "March 15, 1999" and inserting in lieu thereof "March 19, 1999".

        Section 2.2  Amendments to Sections 2.2 and 11.1(l).  Section
 9.22 of the Existing Note Agreement is amended and restated in the entirety as follows:

   "9.22 Chapter 11 Claims

        The Company will not permit any of its Subsidiaries to incur, create, assume, apply for, suffer or exist or permit any other superpriority claim or other claim which is pari passu with or senior to the claims of the holders of the Notes, against the Company, any of its Subsidiaries or any of their properties or assets. The Liens and Superpriority Claims granted to the DIP Agent and the Lenders pursuant to the Credit Agreement and the Order shall be subject and subordinate to a carve-out (the "Carve-Out") for (a) following the occurrence and during the pendency of a Default or an Event of Default, the payment of
   (I) allowed professional fees and disbursements incurred by the professionals retained, pursuant to Bankruptcy sections 327(a) or (e) under a general retainer (excepting ordinary course professionals) or 1103(a), by the Debtors and any statutory committees appointed in the Chapter 11 cases and (ii) the expenses of any member of any such committee allowed under Bankruptcy Code section 503(b)(3)(F), in an aggregate amount not to exceed the Carve-Out Amount (as defined below) and (b) quarterly fees required to be paid pursuant to 28 U.S.C. section 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court; provided, however, that the Carve-Out shall not include professional fees and disbursements incurred in connection with the prosecution of a complaint, motion or other pleading which asserts (x) claims or causes of action against the Lenders and/or (y) challenges or raises any defenses to the Obligations or Prepetition Obligations or any prepetition or postpetition lien of the Lenders. As long as no Default or Event of Default shall have occurred and be continuing, the Debtors shall pay compensation and reimbursement of expenses as authorized by any applicable order of the Bankruptcy Court, as the same may be payable, and the amount so paid shall not reduce the Carve-Out. The Carve-Out Amount shall equal the sum of $500,000 plus an amount equal to the lesser of (a) the cumulative unpaid budgeted amount, or pro rata per diem portion of the cumulative unpaid budgeted amount to the extent the Carve-Out is triggered during a calendar month, as the case may be, for the period ending as of the date of such Default (the "Computation Period") for incurred professional fees shown on Schedule II and (b) the amount of professional fees previously or subsequently allowed by the Bankruptcy Court for the Computation Period (including such amounts permitted to be paid pursuant to any interim compensation order entered by the Bankruptcy Court)."

        Section 2.3 Amendments to Section 4.5. Section 4.5 of the Existing Note Agreement is amended by inserting after the word "Emery" on the third line thereof" and Young Conaway, Stargatt & Taylor".

        Section 2.4 New Section 4.B.4.6. A new Section 4.B.4.6 is added to the Existing Note Agreement as follows:

   "4.6 Payment of Special Counsel Fees.

        Without limiting the provisions of Section 14.1, there shall be paid from the proceeds of the Second Closing Notes the reasonable fees, charges, and disbursements of McDermott, Will & Emery and Young, Conaway, Stargatt & Taylor that are incurred in connection with the Transaction".

        Section 2.5 Amendments to Section 14.1. Section 14.1 of the Existing Note Agreement is amended by adding (a) after the word "counsel" on the fourth line thereof the phrase "(including, without limitation, the fees and expenses of Young, Conaway, Stargatt & Taylor)", and (b) after the word "with" on the fifteenth line thereof the phrase "the participation of the Purchasers in the Chapter 11 case, and".

        Section 2.6 New Schedule II. A new Schedule II is added to the Existing Note Agreement in the form of Schedule I hereto, and "Schedule II
 - Incurred Professional Fees" is added after reference to Schedule I in the table of contents.

        Section 2.7 Schedule I - New Defined Term. The following defined term is added to Schedule I of the Existing Note Agreement:

   "Computation Period has the meaning provided in Section 9.22."

        Section 2.8 Schedule I - Revised Defined Term. The definition of "Transaction" is amended by adding after the word "including" on the second line the phrase "the participation of the Purchasers in the Chapter 11 case,".


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

        In order to induce the Purchasers to make the amendments provided for in Article II, the Company hereby represents and warrants as of the Effective Date that each of the representations and warranties of the Company contained in the Existing Note Agreement and in the other Note Documents is true and correct in all material respects as of the Effective Date (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date).


                                  ARTICLE IV

                       CONDITIONS TO EFFECTIVENESS, ETC.

        Section 4.1  Effective Date.  The amendments set forth in Article
 II shall become effective on such date (herein called the "Effective Date") when the relevant conditions set forth in this Section 4.1 have been satisfied.

        Section 4.2 Execution of Agreement. Counterparts of this Agreement shall have been duly executed and delivered on behalf of the Company and each Purchaser.

        Section 4.3 Representations and Warrants. The representations and warranties made by the Company pursuant to Article III as of the Effective Date shall be true and correct.

        Section 4.4 Letter of Clarification. The Company and the Purchasers shall have entered into a mutually acceptable letter of clarification with respect to Section 3.21 of the CoreComm Asset Purchase Agreement.

        Section 4.5 Opinion of Counsel. On or prior to the Second Closing the Purchasers shall have received the legal opinion(s) in substantially the form attached hereto at Annex I.


                                   ARTICLE V

                                 MISCELLANEOUS

        Section 5.1 Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

        Section 5.2 Note Document Pursuant to Credit Agreement. This Agreement is a Note Document executed pursuant to the Amended Note Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Note Agreement and each other Note Document shall remain unamended or otherwise unmodified and in full force and effect.

        Section 5.3 Limitation of Amendments. The amendments set forth in Article II shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Note Agreement or of any term or provision of any other Note Document or of any transaction or further or future action on the part of the Company or any of the Company's Subsidiaries which would require the consent of any of the Lenders under the Existing Note Agreement or any other Note Document.

        Section 5.4 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        Section 5.5 Successors and Assigns. This Agreement shall be binding upon an inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 5.6 Costs and Expenses. The Company agrees to pay all reasonable costs and expenses incurred by legal counsel for MLGAF incurred in connection with the execution and delivery of this Agreement and the other agreements and documents entered into in connection herewith.

        Section 5.7  GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE
 AGREEMENT. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                       COMPANY
                                       -------

                                       USN COMMUNICATIONS, INC.


                                       By: /s/ Thomas A. Monson
                                           _________________________
                                       Name:   Thomas A. Monson
                                       Title:  Senior Vice President
                                               and General Counsel


                                       PURCHASERS
                                       ----------

                                       MERRILL LYNCH GLOBAL ALLOCATION
                                         FUND, INC.


                                       By: /s/ Lisa Ann O'Donnell
                                           ___________________________
                                       Name:  Lisa Ann O'Donnell
                                       Title: Vice President, Merrill
                                              Lynch Asset Management


                                       CORECOMM LIMITED


                                       By: /s/ George S. Blumenthal
                                           __________________________
                                       Name:  George S. Blumenthal
                                       Title: Chairman